UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) February 24, 2006

Aflac Incorporated

(Exact name of Registrant as specified in its charter)

GEORGIA	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     At its meeting on February 14, 2006, the Compensation Committee of the Company's Board of Directors granted annual cash bonus award opportunities for 2006 to officers of the Company.

     The actual payment under the awards will vary based on the executives' 2006 base salary and the extent of achievement of company performance objectives. The award for Daniel P. Amos shall range from 0% - 275% of 2006 base salary; 0% - 215% for Kriss Cloninger III; 0% - 228% for Akitoshi Kan; and 0% - 171% for Hidefumi Matsui based upon the extent of achievement of operating earnings per share (excluding currency exchange), new sales, premium income, operating expense and pretax operating earnings objectives. As to Joseph Smith, Jr., his award shall range from 0% - 180% of 2006 base salary based upon the extent of achievement of operating earnings per share (excluding currency exchange), new money yield on investments and net investment income objectives.

     Awards will be paid under the Company's Amended and Restated Management Incentive Plan, effective January 1, 1999 (Incentive Plan) as approved by shareholders in 2003, which governs awards to officers who are considered "covered employees" as defined in Section 162 (m)(3) of the Internal Revenue Code, or under the Company's Incentive Plan, which governs awards to all other officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Aflac Incorporated

February 24, 2006	/s/ Ralph A. Rogers, Jr.

(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer